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EXHIBIT 10.55

                               SERVICES AGREEMENT


THIS AGREEMENT Effective as of March 1, 1998

BETWEEN:

        GLAMIS GOLD LTD., A British Columbia company having an address at 3324 Four Bentall Centre, 1055 Dunsmuir Street, Vancouver, British Columbia, V7X 1L3

        ("Glamis")                                             OF THE FIRST PART

AND:

        DANIEL J. FORBUSH, having a mailing address at
        5190 Neil Road, Suite 310
        Reno, Nevada
        89502

        ("Forbush")


                                                              OF THE SECOND PART

WHEREAS:

(B) Forbush is currently the Controller of Glamis Gold, Inc., a wholly owned subsidiary of Glamis;

(B) Glamis wishes to engage Forbush to perform the duties of Chief Financial Officer and Treasurer of Glamis effective the date hereof.

NOW THEREFORE THIS AGREEMENT WITNESSES that the parties mutually agree as follows:

ENGAGEMENT

2) Glamis, effective the date hereof, engages (the "Engagement") Forbush as and Forbush agrees to serve as, the Chief Financial Officer ("CFO") of Treasurer of Glamis and to perform the duties described in Section 3, on the terms and subject to the conditions set out herein.





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TERM

2) The term ("Term") of the Engagement will commence on the date hereof and will continue thereafter on a month basis until terminated by either party pursuant to the terms hereof.


DUTIES AND OBLIGATIONS OF FORBUSH

3) Forbush will, as CFO and Treasurer of Glamis, perform those duties and functions (the "Duties") that are described in Schedule A hereto, together with such other functions and duties as may be specified from time to time by the Board of Directors (the "Board") of Glamis.


PERFORMANCE OF DUTIES

6)      Forbush will perform the Duties as follows:

        a) subject to ill-health and subsection 4(c), Forbush will perform the Duties during each day that is a Business Day in the Term (a "Business Day" being a day, other than a Saturday or a Sunday, on which the main branch of Glamis Gold, Inc.'s banker in Reno, Nevada is open for the transaction of business);

        b) subject to subsection 4(c), Forbush will devote substantially all of his time and energy during normal business hours on each working day during the Term to performing the Duties to the best of his skill and ability; and

        c) notwithstanding subsections 4(a) and 4(b), Forbush will not be required to perform the Duties on statutory holidays and during periods of holidays, which will be not less than four weeks in the aggregate in respect of each calendar year, provided however, that if Forbush does not take his full entitlement to vacation days in a year he may use such vacation days during the next 2 succeeding calendar years and if such unused vacation days are not taken by the end of such 2 year period, Forbush will forfeit the right to take such days as vacation days.


REMUNERATION

7) In consideration of the performance of the Duties by Forbush, Glamis, through Glamis Gold, Inc., will:

        h) pay Forbush a salary ("Salary") of U.S. $125,000 (or such other amount as the parties may mutually agree in writing) per calendar year during the Term by paying 1/24 thereof on the 15th of each month and 1/24th thereof on the last day of each month or, if such days are not Business Days, on the first prior day that is a business day, such payments to be





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            reduced by the amount of applicable withholding and other
            requirements of the Internal Revenue Code (United States) and any other applicable United States legislation in respect of remuneration paid to employees;

        i) reimburse Forbush for all reasonable expenses incurred by Forbush in carrying out his functions as President and CEO of Glamis and will provide Glamis such particulars as Glamis may reasonably require;

        j) permit Forbush to participate in medical, dental and other employee benefit plans of Glamis Gold, Inc. as they are from time to time initiated, if and to the extent that participation is permitted by the plans, such plans to include, without limitation, the Glamis Gold, Inc. Profit Sharing and Retirement Plan and the Glamis Gold, Inc. Group Insurance Benefits Plan;

        k) indemnify and hold Forbush harmless from and against any and all costs, damages or losses resulting from the performance by Forbush of the Duties and as a result of Forbush acting as CFO and Teasurer of Glamis;

        l)  perform a review of the Salary on an annual basis, as a minimum;

        m) grant to Forbush share purchase options from time to time on an aggregate of not less than 125,000 common shares of Glamis ("Shares") under Glamis' Incentive Share Purchase Option Plan (the "Plan"), in accordance with the rules and regulations of applicable regulatory authorities and the Plan, it being understood that 50% of such options shall be exercisable immediately upon grant and that the remaining 50% of the options may be exercised in 4 equal installments on or after each of the 1st, 2nd, 3rd and 4th anniversaries of the date of grant of the options; and

        n) notwithstanding the provisions of subsection 5(f), Glamis shall, through its Executive Compensation Committee, continuously monitor the performance of Forbush and of Glamis and shall grant Forbush additional share purchase options if, in the sole discretion of the Executive Compensation Committee, such is warranted.


TERMINATION OF ENGAGEMENT

8.      The following will govern termination under this Agreement:

        a) Forbush may deliver to Glamis a notice to terminate the Engagement on a day not less than 60 days after the day of such delivery and the Engagement will terminate at the expiration of such 60-day or longer period and in such case any outstanding share purchase options held at such time by Forbush will expire on the 30th day after the effective date of the termination;

        b) Glamis may terminate the Engagement without notice and without any payment in lieu of




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            notice if

            i) Forbush is guilty of any willful act, neglect, or conduct that causes substantial damage or discredit to Glamis; or

            ii)  Forbush is convicted of any offence involving fraud,

            and in such case any outstanding share purchase options held at such time by Forbush will expire on the 30th day after the effective date of termination;

        c) Except for those matters referred to in subsection 6(b), Glamis may, at its sole option, terminate the Engagement for cause by providing three months written notice to Forbush and in such case any outstanding share purchase options held at such time by Forbush will expire on the 30th day after the effective date of the termination;

        d) Glamis may, at its sole option, terminate the Engagement without cause by notice (the "Termination Notice") to Forbush, in which case Forbush will be paid any remuneration due hereunder to the date of termination, together with an aggregate amount equal to 2 times the Salary which is in force at the time of delivery of the Termination Notice and the cash value of 24 months of full benefit coverage under subsection 5(c), less applicable withholding and other requirements of the Internal Revenue Code (United States) and any other applicable United States legislation in respect of remuneration paid to employees and in such case any outstanding share purchase options held at such time by Forbush, which have not vested at the time of the Termination Notice, will be immediately exercisble and will expire on the 30th day after the effective date of the termination;

        e) If Forbush becomes permanently disabled prior to termination of the Engagement hereunder the provisions of subsection 6(c) will not apply, however, Glamis may terminate the Engagement pursuant to subsection 6(d), provided however that such termination will not affect any benefits which Forbush would be entitled to as a disabled employee under the plans described in subsection 5(c). Forbush will be deemed to be permanently disabled if he is unable to perform the material and substantial portion of the Duties because of sickness or injury. For the purposes hereof "sickness" means an organic disease, including without limitation mental illness, and the medical or surgical treatment of the disease and "injury" means bodily injury caused directly by external, violent and purely accidental means;

        f) On termination of the Engagement, Forbush will deliver to Glamis in a reasonable state of repair all property of Glamis used by or in the possession of Forbush; and

        g) Termination of the Engagement will not terminate Glamis' obligation under subsection 5(d), which obligation will survive such termination.





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DISCLOSURE

9. Forbush undertakes to refrain, both during the Term and thereafter, except so far as may be necessary or proper in performing the Duties, from making public or disclosing to any person who is not an employee, officer or director of Glamis or one of its subsidiaries, any confidential information that may come to the knowledge of Forbush during the Term including any information in respect of the business dealings of Glamis or its subsidiaries or in respect of any of the contractual agreements of Glamis or its subsidiaries and Forbush will, at the request of Glamis, enter into a separate agreement with respect to such matters.


MISCELLANEOUS

8.
        a) Each party will, on the request of the other, execute and deliver such other agreements, deeds, documents and instruments, and do such further acts and things as the other may reasonably request in order to evidence, carry out and give full force and effect to the terms, conditions, intent and meaning of this Agreement.

        b) If any provision of this Agreement is invalid or unenforceable for any reason whatsoever, such provision will be severable from the remainder of this Agreement, the validity of the remainder will continue in full force and effect and this Agreement will be construed as if it had been executed without the invalid or unenforceable provision.

        c) No consent or waiver, express or implied, by either party to or of any breach or default by the other party in the performance by the other of any or all of its obligation under this Agreement.

            i) will be valid unless it is in writing and specifically stated to be a consent or waiver pursuant to this subsection,

            ii) may be relied upon by the other as consent or waiver to or of any other breach or default of the same or any other obligation,

            iii) will constitute a general consent or waiver under this
                 Agreement, or

            iv) will eliminate or modify the need for a specific consent or waiver pursuant to this subsection in any other instance.

        d) Notices, requests, demands or directions to one party to this Agreement by another will be in writing and will be delivered as follows:




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        If to Glamis at:

        5190 Neil Road, Suite 310
        Reno, NV 89502-8502

        Attention: Mr. C.F. Millar, Chairman

        If to Forbush at;

        5190 Neil Road, Suite 310
        Reno, NV 89502-8502

        Attention: Mr. Daniel J. Forbush

or to such other address as may be specified by one party to the other in a notice given in the manner provided in this subsection.

        e) This Agreement is made in British Columbia with the intention that its construction and validity and all other issues related to its administration will in all respects be governed by the laws prevailing in that province.

        f) In the event of any dispute between the parties in respect of the interpretation of this Agreement or any matter to be agreed on, such dispute will be determined by a single arbitrator appointed and acting pursuant to the Commercial Arbitration Act (British Columbia) and the decision of the arbitrator shall be final and binding on the parties.

        g) This Agreement constitutes the entire agreement between the parties and there are no representations or warranties, express or implied, statutory or otherwise, and no agreements collateral hereto other than as expressly set forth or referred to herein.

        h) This Agreement will ensure to the benefit of and be binding upon the respective legal representatives and successors and permitted assigns of the parties.

        i) None of the parties may assign any right, benefit or interest in this Agreement without the written consent of the others and any purported assignment without such consent will be void, save and except that Glamis may assign any or all of its rights and obligations hereunder to Glamis Gold Inc.








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IN WITNESS WHEREOF the parties hereto have executed the Agreement on the day first above written.

The Common Seal of GLAMIS GOLD LTD.           )
Was hereunto affixed in the presence of:      )
                                              )
Signed: "C. F. Millar"                        )

-----------------------------------

Signed Sealed and Delivered by
DANIEL J. FORBUSH in the presence of:         )
                                              )
-----------------------------------           )
Name                                          )
-----------------------------------           )
Address                                       )    Signed: "Daniel J. Forbush"
-----------------------------------           )    DANIEL J. FORBUSH
                                              )
-----------------------------------           )
Occupation                                    )








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SCHEDULE A

Duties of Chief Financial Officer and Treasurer of Glamis

1. administer Glamis' financial reporting obligations under laws and regulations promulgated by securities and other administrative bodies having jurisdiction over Glamis' corporate financial matters;

2. recommend financial policy to the Board of Directors of Glamis ("the Board") and implement all such policies as are approved by the Board;

3. have responsibility for preparing monthly, quarterly and annual financial statements and reporting regularly to the Board thereon;

4. design and implement financial and accounting systems to provide information for planning and control purposes;

5. assume responsibility for management, corporate banking and the treasury of Glamis;

6. undertake strategic and financial planning for the purposes of preparing and monitoring budgets and forecasts;

7. monitor and evaluate the financial performance of Glamis, including analyzing statistics;

8. communicate with Glamis' auditors, bankers and financial institutions as required;

9.      participate in tax planning;

10. participate in financial and tax aspects of merger and acquisition negotiations;

11.     prepare financial aspects of reports to the shareholders;

12.     attend to insurance matters;

13. become familiar with all the agreements to which Glamis or its subsidiaries are parties and to administer the due compliance by Glamis of the financial terms thereof; and

14. assist the President and Chief Executive Officer as requested and to otherwise act in accordance with his instructions.